Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JEFFREY R. IMMELT, BRACKETT B. DENNISTON III, KEITH S. SHERIN, JAMIE S. MILLER, MICHAEL R. MCALEVEY and CHRISTOPH A. PEREIRA his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney on the respective dates set forth below.

/s/ Jeffrey R. Immelt Jeffrey R. Immelt Chairman of the Board of Directors (Principal Executive Officer)	November 21, 2008	/s/ Keith S. Sherin Keith S. Sherin Vice Chairman and Chief Financial Officer (Principal Financial Officer)	November 21, 2008

/s/ Jamie S. Miller Jamie S. Miller Vice President and Controller (Principal Accounting Officer)	November 21, 2008	/s/ James I. Cash, Jr. James I. Cash, Jr. Director	November 21, 2008

/s/ William M. Castell William M. Castell Director	November 21, 2008	/s/ Ann M. Fudge Ann M. Fudge Director	November 21, 2008

/s/ Claudio X. Gonzalez Claudio X. Gonzalez Director	November 21, 2008	/s/ Susan Hockfield Susan Hockfield Director	November 21, 2008

/s/ Andrea Jung Andrea Jung Director	November 21, 2008	/s/ Alan G. Lafley Alan G. Lafley Director	November 21, 2008

/s/ Robert W. Lane Robert W. Lane Director	November 21, 2008	/s/ Ralph S. Larsen Ralph S. Larsen Director	November 21, 2008

/s/ Rochelle B. Lazarus Rochelle B. Lazarus Director	November 21, 2008	/s/ James J. Mulva James J. Mulva Director	November 21, 2008

/s/ Sam Nunn Sam Nunn Director	November 21, 2008	/s/ Roger S. Penske Roger S. Penske Director	November 21, 2008

/s/ Robert J. Swieringa Robert J. Swieringa Director	November 21, 2008	/s/ Douglas A. Warner III Douglas A. Warner III Director	November 21, 2008